Exhibit 16.1

July 20, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 0-8174

Dear Sirs/Madams:

We have read Item 4.01 of Conolog Corporation's Form 8-K dated July 20, 2010 and we agree with the statements made concerning our firm.

Sincerely,

Friedman LLP